Patrick Industries, Inc. Reports Fourth Quarter and Full Year 2019 Financial Results
ELKHART, IN - February 13, 2020 - Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of component and building products for the recreational vehicle (“RV”), marine, manufactured housing (“MH”), and industrial markets, today reported its financial results for the fourth quarter and full year ended December 31, 2019.
Fourth Quarter 2019 Financial Results
Net sales for the fourth quarter of 2019 increased $18.3 million, or 3%, to $549.5 million from $531.2 million in the same quarter of 2018. The increase in the fourth quarter was primarily attributable to industry growth in our housing and industrial markets, acquisitions, and market share gains, and was partially offset by wholesale unit shipment declines in the RV and marine markets.

•	RV industry revenues represented 54% of fourth quarter 2019 sales and decreased 4% from the fourth quarter of 2018, compared to an 8% decrease in RV industry wholesale unit shipments;

•
Marine industry revenues represented 13% of fourth quarter 2019 sales and declined 13% from the fourth quarter of 2018, while marine powerboat industry wholesale unit shipments decreased between 18% and 20%, as estimated by the Company;

•	MH industry revenues represented 20% of fourth quarter 2019 sales and increased 50% compared to the prior year, with a 9% increase in MH industry wholesale unit shipments; and

•
Industrial market revenues, which accounted for 13% of fourth quarter 2019 sales (and are tied primarily to residential housing, commercial construction, high-rise, hospitality, and institutional furniture markets), increased 6% compared to the prior year, while new housing starts in the fourth quarter of 2019 increased 20% compared to 2018.

For the fourth quarter of 2019, Patrick reported operating income of $36.0 million, a decrease of 7%, or $2.9 million, from $38.9 million reported in the fourth quarter of 2018. Net income in the fourth quarter of 2019 was $20.0 million compared to $27.0 million in the fourth quarter of 2018, and net income per diluted share was $0.86 and $1.15 for the fourth quarter of 2019 and 2018, respectively. Fourth quarter 2018 net income included tax benefits associated with share-based compensation of $4.5 million, or $0.19 per diluted share, with no comparable amount for the fourth quarter of 2019.

Andy Nemeth, President and Chief Executive Officer, said, "We are pleased with our fourth quarter and full year performance, especially in light of the volatility experienced in all of our primary markets. Our team's efforts reflect tremendous focus on executing on strategic initiatives across all of our end markets, driving operational efficiencies and cost reductions to optimize and position our cost structure for 2020, leveraging synergies from new acquisitions and across our business units, and delivering market share gains. While our leisure lifestyle markets, comprised of RV and marine, continued to feel the impact of reductions in wholesale unit production levels to better align with retail demand, our housing and industrial markets exhibited positive momentum as we finished 2019.”

2019 Financial Results
Net sales for 2019 increased $74.0 million, or 3%, to $2.34 billion from $2.26 billion in 2018. The increase in 2019 was primarily attributable to acquisitions and market share gains, which were partially offset by industry declines in three of the four primary markets served.

•
RV industry revenues represented 55% of 2019 sales and decreased 10% from 2018, compared to a 16% decrease in RV industry wholesale unit shipments. Our RV content per wholesale unit for 2019 increased 7% to $3,170 from $2,965 for 2018;

•
Marine industry revenues represented 14% of 2019 sales and increased 20% over 2018, while marine powerboat industry wholesale unit shipments decreased an estimated 12% to 14%, primarily within the aluminum fishing sector. Our Marine powerboat content per unit for 2019 increased 26% to an estimated $1,581 from $1,256 for 2018;

•
MH industry revenues represented 19% of 2019 sales and increased 59% compared to the prior year, with a 2% decrease in MH industry wholesale unit shipments. Our MH content per wholesale unit for 2019 increased 62% to $4,616 from $2,849 for 2018; and

•	Industrial market revenues, which accounted for 12% of 2019 sales, increased 2% compared to the prior year, while new housing starts in 2019 increased 3% compared to 2018.

For 2019, Patrick reported operating income of $154.4 million, a decrease of 13%, or $24.0 million, from $178.4 million reported in 2018. Net income in 2019 was $89.6 million compared to $119.8 million in 2018, and net income per diluted share was $3.85 and $4.93 for 2019 and 2018, respectively. For 2018, net income included tax benefits associated with share-based compensation of $6.7 million, or $0.28 per diluted share. For 2019, there were $0.8 million, or $0.04 per diluted share, of tax benefits associated with share-based compensation.

Total assets increased $239.8 million to $1.47 billion at December 31, 2019, from $1.23 billion at December 31, 2018, primarily reflecting net cash proceeds from the Company's senior notes offering, after the pay down of existing debt, and the first quarter 2019 recognition of operating lease right-of-use assets related to the Company's adoption of the new lease accounting standard as of January 1, 2019 (totaling $93.5 million as of December 31, 2019).
For the full year 2019, the Company repurchased 102,932 shares at an average price of $37.06 per share for a total cost of $3.8 million.

"As we enter fiscal 2020 and beyond, we believe we are well-positioned to drive our business and strategic plan and execute off of our operational and financial platform,” Mr. Nemeth commented. “The capital capacity and flexibility provided by both the senior note offering and the amendment and maturity extension of our credit facility that we completed in the third quarter of 2019 position us with the dry powder to continue to execute on our long-term strategic growth initiatives and disciplined capital allocation strategy, which in the fourth quarter also included the payment of a $0.25 per share cash dividend to our shareholders. In addition, consistent with past practices, we intend to put our strong cash flows and financing platform to work and continue to invest in our overall business model and brands through acquisitions, share repurchases, strategic capital expenditures, and geographic and product line expansions to support our organizational strategic agenda." Mr. Nemeth further stated, “We look forward to continuing to deliver shareholder value with our ongoing focus on reinvesting in our businesses and communities, and engaging and developing the talent of our leaders and dedicated team members."
Todd Cleveland, Executive Chairman of the Board, said, “We are excited about the Company’s strategic and organic opportunities to continue to serve our customers at the highest level and bring new, innovative products to the marketplace in each of the core markets we serve. We want to thank our customers, team members, shareholders, suppliers, banking and financing partners, and business partners for their continued and loyal support.”

Conference Call Webcast
As previously announced, Patrick Industries will host an online webcast of its fourth quarter 2019 earnings conference call that can be accessed on the Company’s website, www.patrickind.com, under “Investor Relations,” on Thursday, February 13, 2020 at 10:00 a.m. Eastern time.
About Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services.
Use of Financial Metrics
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides financial metrics, such as RV, marine and MH content per unit, which we believe are important measures of the Company's business performance. These metrics should not be considered alternatives to U.S. GAAP. Our computations of content per unit may differ from similarly titled measures used by others. You should not consider these metrics in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; and adverse weather conditions impacting retail sales.
There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.
Contact:
Julie Ann Kotowski
Investor Relations
kotowskj@patrickind.com
574.294.7511

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(thousands except per share data)	Dec. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018

NET SALES	$549,460	$531,211	$2,337,082	$2,263,061
Cost of goods sold	450,133	434,546	1,914,211	1,847,195
GROSS PROFIT	99,327	96,665	422,871	415,866

Operating Expenses:
Warehouse and delivery	23,827	19,456	98,055	74,996
Selling, general and administrative	30,063	29,243	134,466	128,242
Amortization of intangible assets	9,460	9,073	35,908	34,213
Total operating expenses	63,350	57,772	268,429	237,451

OPERATING INCOME	35,977	38,893	154,442	178,415
Interest expense, net	10,394	8,456	36,616	26,436
Income before income taxes	25,583	30,437	117,826	151,979
Income taxes	5,599	3,467	28,260	32,147
NET INCOME	$19,984	$26,970	$89,566	$119,832

BASIC NET INCOME PER COMMON SHARE	$0.87	$1.17	$3.88	$4.99
DILUTED NET INCOME PER COMMON SHARE	$0.86	$1.15	$3.85	$4.93

Weighted average shares outstanding - Basic	23,017	23,150	23,058	23,995
Weighted average shares outstanding - Diluted	23,281	23,422	23,280	24,317

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

	As of
(thousands)	Dec. 31, 2019	Dec. 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$139,390	$6,895
Trade receivables, net	87,536	82,499
Inventories	253,870	272,898
Prepaid expenses and other	36,038	22,875
Total current assets	516,834	385,167
Property, plant and equipment, net	180,849	177,145
Operating lease right-of-use assets	93,546	—
Goodwill and intangible assets, net	676,363	664,716
Deferred financing costs, net	2,978	3,688
Other non-current assets	423	515
TOTAL ASSETS	$1,470,993	$1,231,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long-term debt	$5,000	$8,750
Current operating lease liabilities	27,694	—
Accounts payable	96,208	89,803
Accrued liabilities	58,033	59,202
Total current liabilities	186,935	157,755
Long-term debt, less current maturities, net	670,354	621,751
Long-term operating lease liabilities	66,467	—
Deferred tax liabilities, net	27,284	22,699
Other long-term liabilities	22,472	20,272
TOTAL LIABILITIES	973,512	822,477

SHAREHOLDERS’ EQUITY
Common stock	172,662	161,436
Additional paid-in-capital	25,014	25,124
Accumulated other comprehensive loss	(5,698)	(2,680)
Retained earnings	305,503	224,874
TOTAL SHAREHOLDERS’ EQUITY	497,481	408,754
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,470,993	$1,231,231

PATRICK INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(thousands)	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$89,566	$119,832
Depreciation and amortization	62,795	55,052
Stock-based compensation expense	15,436	13,981
Amortization of convertible notes debt discount	7,021	5,885
Other adjustments to reconcile net income to net cash provided by operating activities	3,932	(2,082)
Change in operating assets and liabilities, net of acquisitions of businesses	13,660	7,345
Net cash provided by operating activities	192,410	200,013
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(27,661)	(34,486)
Other investing activities	(51,551)	(336,884)
Net cash used by investing activities	(79,212)	(371,370)

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	19,297	175,485
Increase in cash and cash equivalents	132,495	4,128
Cash and cash equivalents at beginning of year	6,895	2,767
Cash and cash equivalents at end of year	$139,390	$6,895